                                  EXHIBIT 21
                                  ----------

                          SUBSIDIARIES OF REGISTRANT


NAME OF SUBSIDIARY                       STATE OR OTHER      OTHER NAMES UNDER
                                         JURISDICTION OF     WHICH SUBSIDIARY
                                         CORPORATION OR      DOES BUSINESS
                                         ORGANIZATION
--------------------------------------------------------------------------------
ICS Technologies, Inc.                   Delaware                  N/a

ICST, Inc.                               Pennsylvania              N/a

MicroClock, Inc.                         Delaware                  N/a

Integrated Circuit Systems PTE Ltd.      Singapore                 N/a